April 30, 2008	direct phone: 515-242-2470 direct fax: 515-323-8570 email: sackett@brownwinick.com

Board of Directors
Southern Iowa BioEnergy LLC	EXHIBIT 5.1
115 S. Linden Street
Lamoni, Iowa 50144

Re: 2007 Registration Statement on Form SB-2; File No. 333-143586

Dear Directors:

In connection with the proposed rescission offer of up to 12,015 units representing membership interests (the "Membership Units") in Southern Iowa BioEnergy LLC (the "Company"), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

1.	The Company’s Articles of Organization and any amendments thereof;

2.	The Company’s Amended and Restated Operating Agreement and any amendments thereto;

3.	Resolutions of the Company's Board of Directors authorizing the rescission of Membership Units subscribed for in the Company's initial public offering from June 9, 2006 through May 15, 2007;

4.	The Company’s Registration Statement on Form SB-2, as filed by the Company on June 8, 2007, with the United States Securities and Exchange Commission, together with all amendments thereto; and

5.	The Company's Form of Rescission Offer Election Form for the purchase of Membership Units offered pursuant to the Registration Statement.

In rendering our opinions, with the consent of the Company, we have relied upon: (i) the representations of the Company and other representatives as set forth in the aforementioned documents as to those factual matters that we were unable to ascertain ourselves; and (ii) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.

April 30, 2008

The opinions expressed herein shall be effective as of the date first written above. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

We are licensed to practice law in the State of Iowa and do not hold ourselves out to be experts on the laws of any jurisdiction other than the State of Iowa and the federal laws of the United States. Our opinion is based upon the laws of the State of Iowa, including the statutory provisions, all applicable provisions of the Iowa Constitution, and reported judicial decisions interpreting these laws. Accordingly, we express no opinion with regard to any matter which may be governed by the laws of any state or jurisdiction other than the State of Iowa and the federal laws of the United States. We express no opinion as to the effect of any future amendments, changes or modifications of any laws, statutes, rules, regulations or court decisions, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances which may hereafter come to our attention or any change in any law, statute, rule, regulation or court decision which may hereafter occur.

Based on our examination and inquiry, we are of the opinion that, the Membership Units will be validly issued, duly authorized, fully paid, and non-assessable when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), provided that the Registration Statement is effective. However, we are of the opinion that the subscriptions for Membership Units will be validly cancelled and the promissory notes terminated for investors who elect to rescind in the manner referred to in the Registration Statement and under the applicable Rescission Election Form, provided that the Registration Statement is effective. We also consent to being named under the “Legal Matters” section in the Company's Registration Statement as providing this opinion.

Very truly yours,

/s/ Christopher R. Sackett

Christopher R. Sackett